Exhibit 99.2

1

INDEPENDENT AUDITOR’S REPORT

Members of the Audit Committee

Lokahi Therapeutics, Inc.

Opinion

We have audited the financial statements of Lokahi Therapeutics, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Lokahi Therapeutics, Inc. as of December 31, 2025, and 2024 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

Los Angeles, California

August 14, 2026

2

Lokahi Therapeutics Inc. (the former Biomedical Business of Apimeds Pharmaceuticals US, Inc.)

Balance Sheets

	December 31,	December 31,
	2025	2024

Assets
Current assets:
Cash & cash equivalents	$1,492,054	$3,455
Short term investments	2,000,000
Prepaid Expenses	2,298,705	9,602
Other Current Assets	98,500	-
Total current assets	5,889,259	13,057

Long-term portion of prepaid expenses	75,485	-
Operating Lease ROU Asset	187,395	-
Property and Equipment, net	51,626	-
Total assets	$6,203,765	$13,057
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$247,885	$591,191
Accrued interest- related party	-	106,643
Notes payable - related party	-	250,000
Operating Lease Liability	39,578	-
Other Current Liabilities	-	76,500
Total current liabilities	287,463	1,024,334

Long-term liabilities
Long-Term Portion of Operating Lease Liability	129,454	-
Long-term convertible notes payable - related party	-	346,844
Total liabilities	416,917	1,371,178
Commitments and contingencies
Shareholders’ equity:
Lokahi Therapeutics, Inc. common stock par value $0.01, 100,000,000 shares authorized;1,000,000 issued and outstanding as of December 31, 2025	1,000
Additional paid-in capital	6,486,993	-
Net Parent Investment	-	(1,358,121)
Retained Earnings (Deficit)	(701,145)	-
Total shareholders’ equity (deficit)	5,786,849	(1,358,121)
Total liabilities and shareholders’ equity	$6,203,765	$13,057

The accompanying notes are an integral part of these financial statements.

3

Lokahi Therapeutics, Inc. (Former Biomedical Business of Apimeds Pharmaceuticals US, Inc.)

Statements of Operations

	For the year ended December 31,
	2025	2024

Operating expenses:
Research and development expenses	$1,632,416	$-
General and administrative expenses	7,173,299	1,275,095
Total operating expenses	8,805,715	1,275,095

Loss from operations	(8,805,715)	(1,275,095)

Other income (expense)
Change in FV of warrant liability	22,377	-
Interest income	107,595	2,824
Interest expense	(71,565)	(117,719)
Total other income (expense)	58,407	(114,895)

Net loss	$(8,747,308)	$(1,389,990)

The accompanying notes are an integral part of these financial statements.

4

Lokahi Therapeutics, Inc (Former Biomedical Business of Apimeds Pharmaceuticals US, Inc).

Statement of Changes in Shareholders Equity (Deficit)

	Common Stock		Additional
	Number of		Paid-in	Accumulated	Net Parent
	Shares	Amount	capital	Deficit	Investment	Total
Balance at December 31, 2023	-	$-	-	$-	$31,869	31,869
Net loss for the period ended December 31, 2024	-	-	-	-	(1,389,990)	(1,389,990)
Balance at December 31, 2024	-	-	-	-	(1,358,121)	(1,358,121)
Stock-based compensation - stock options January 1, 2025 through November 30, 2025	-	-	-	-	306,131	306,131
Stock-based compensation – common stock grants	-	-	-	-	1,700,000	1,700,000
Conversion of convertible debt - related party	-	-	-	-	499,222	499,222
Issuance of Representative Warrants in connection with IPO	-	-	-	-	139,388	139,388
Issuance of common stock in IPO (net of $1,599,060 in offering costs and warrant liability)	-	-	-	-	11,629,727	11,629,727
Reclassification of warrant liability to equity	-	-	-	-	161,554	161,554
Issuance of Advisory Warrants	-	-	-	-	898,300	898,300
Net loss for the period ended January 1, 2025, through November 30, 2025	-	-	-	-	(8,046,163)	(8,046,163)
Balance November 30 2025	-	-	-	-	5,930,038	5,930,038
Capitalization of Lokahi Therapeutics, Inc.	1,000,000	1,000	5,929,038	-	(5,930,038)	-
Related party notes payable and accrued interest assumed by APUS in connection with the contribution of the BioBusiness	-	-	525,929	-	-	525,929
Stock-based compensation contribution from parent	-	-	32,026	-	-	32,026
Net Loss December 1, 2025 through December 31, 2025	-	-	-	(701,145)	-	(701,145)
Balance December 31, 2025	1,000,000	$1,000	$6,486,993	$(701,145)	$-	$5,786,849

The accompanying notes are an integral part of these financial statements.

5

Lokahi Therapeutics, Inc (Former Biomedical Business of Apimeds Pharmaceuticals US, Inc.)

Statements of Cash Flows

	For the years ended December 31
	2025	2024
Cash flows from operating activities:
Net loss	$(8,747,308)	$(1,389,990)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation - Common Stock Grants	1,700,000	-
Stock based compensation - option grants	306,131	-
Stock based compensation - warrants	1,221,620	-
Stock based compensation - contribution from Parent	32,026	-
Change in fair value of warrant liability	(22,377)	-
Depreciation expense	5,706	-
Interest expense	71,565	117,719
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2,463,088)	1,993
Accounts payable and accrued expenses	(343,306)	536,752

Net cash used in operating activities	(8,239,031)	(733,526)

Cash flows from investing activities:
Purchase of short term investments	(2,000,000)	-
Purchases of property and equipment	(57,333)	-
Cash paid under operating lease	(18,363)	-
Net cash provided by investing activities	(2,075,696)	-

The accompanying notes are an integral part of these financial statements.

6

Lokahi Therapeutics, Inc (Former Biomedical Business of Apimeds Pharmaceuticals US, Inc.).

Statements of Cash Flows

(continued)

Cash flows from financing activities:
Cash proceeds from issuance of common stock in IPO	11,629,726	-
Proceeds from notes payable - related parties	250,100	250,000
Cash advances from related parties	17,300	76,500
Cash advances paid to related parties	(93,800)	-
Net cash provided by financing activities	11,803,326	326,500

Net increase (decrease) in cash, cash equivalents	1,488,599	(407,026)
Cash, cash equivalents, beginning of period	3,455	410,481
Cash, cash equivalents, and restricted cash, end of period	$1,492,054	$3,455

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	-

Non-cash investing and financing activities:
Related party notes and accrued interest assigned to Parent (non-cash)	525,929

The accompanying notes are an integral part of these financial statements

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Lokahi Therapeutics, Inc (Former Biomedical Business of Apimeds Pharmaceuticals US, Inc.).

Notes to Financial Statements

Note 1 DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Lokahi Therapeutics, Inc, a Nevada Corporation, (“Lokahi” or the “Company”) is a clinical stage biopharmaceutical company in the process of developing LT-100, an intradermally administered bee venom-based toxin. Our focus is primarily on developing innovative therapies that address inflammation and pain management symptoms associated with knee OA and, to a lesser extent, MS. LT-100 is currently marketed and sold by Apimeds Inc. (“Apimeds Korea”) in South Korea as “Apitoxin” for the treatment of OA. Lokahi is not associated with the market, sale and revenues generated from Apitoxin in South Korea, and LT-100 has not yet been approved by the FDA for any indication.

Lokahi has established the ai² platform to support business development, opportunity evaluation, and talent development activities. The platform is used to identify and assess therapeutic, biotechnology, medical device, and other healthcare-related opportunities that may be considered for acquisition, licensing, strategic partnership, development, or other business initiatives.

Prior to December 1, 2025, the Company operated as Apimeds Pharmaceuticals US, Inc. (“APUS”). On December 1, 2025, APUS completed a merger (the “Merger”) with MindWave Innovations Inc. (“MindWave”), whereby MindWave became a wholly owned subsidiary of APUS and the biomedical business of APUS was transferred to Lokahi, a newly formed wholly owned subsidiary.

These financial statements present the financial position, results of operations and cash flows of Lokahi as a standalone entity. Any expenses that relate to Lokahi have been specifically identified and recognized in the financial statements of Lokahi. The financial statements as of and for the year ended December 31, 2024 are those of APUS which consist solely of the biomedical business transferred to Lokahi.

The Company has not yet generated revenue from its biopharmaceutical operations and is subject to the risks and uncertainties common to development-stage companies in the biotechnology industry.

Note 2 GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities as they become due. Since inception, the Company has incurred recurring operating losses and negative cash flows from operations. For the year ended December 31, 2025, the Company reported a net loss of $8,747,308 and used cash in operations of $8,239,031. The Company has not generated revenue from its biomedical operations and expects to incur significant development and manufacturing costs in association with continued development its lead asset LT-100. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to mitigate these conditions include seeking additional equity or debt financing; The Company may not be able to secure additional financing on terms that are acceptable, or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Note 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period, the fair value of stock-based compensation awards, the fair value of warrants, the valuation allowance on deferred tax assets, and the assessment of the Company’s ability to continue as a going concern. Actual results could differ materially from those estimates.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash and cash equivalents consist primarily of amounts held in demand deposit accounts.

(c) Short-term investments

The Company short-term investments consist of a six-month certificate of deposit with a major bank maturing in the second quarter of 2026.

(d) Fair Value Measurements

The Company follows a three-level hierarchy for fair value measurements as follows:

Level 1 Quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date

Level 2 Observable inputs other than quoted prices in Level 1

Level 3 Unobservable inputs requiring management estimates

The Company’s financial instruments consist primarily of Cash and Short-Term investments along with accounts and notes payable whose carrying value approximates fair value due to the short-term nature of those instruments.

(e) Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value of equity awards measured at the grant date and recognized as expense over the requisite service period. The Company recognized compensation expense related to awards granted to its employees, consultants and directors as a capital contribution.

(f) Leases

The Company classifies its leases as either operating or financing. For operating leases with terms greater than 12 months, at the commencement date, the Company recognizes a right-of-use (“ROU”) asset and a corresponding lease liability. The lease liability is measured at the present value of future lease payments, discounted using the Company’s incremental borrowing rate when the rate implicit in the lease is not readily determinable. For finance leases, the Company will recognize an asset as property and equipment and a corresponding liability.

(g) Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

(h) Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash deposits. Cash is maintained at financial institutions in amounts that may exceed federally insured limits. The Company has not experienced any losses on such accounts.

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Note 4 DEBT AND FINANCING ARRANGEMENTS

At December 31, 2024, debt attributable to the BioBusiness consisted of convertible notes payable – related party of $346,844, net of unamortized debt discount of $313,156, and promissory notes issued during 2024, with related accrued interest – related party of $106,643. The notes were issued by APUS to Inscobee Inc. and Apimeds Korea, each a stockholder, and bear interest at 5% per annum; following a December 2023 amendment, the convertible notes were convertible at $1.00 per share. Interest expense, including accretion of debt discount of $79,954, was $117,719 for the year ended December 31, 2024. The convertible notes and related accrued interest converted to equity prior to the contribution of the BioBusiness on December 1, 2025, and the remaining related party notes and accrued interest were assigned to APUS at that date. Accordingly, none of these obligations were outstanding on a standalone basis at December 31, 2025.

Note 5 STOCKHOLDERS’ EQUITY

Authorized Capital

As of December 31, 2025, the Company’s authorized capital stock consisted of:

Class	Shares Authorized	Par Value
Common Stock	100,000,000	0.001

As of December 31, 2025, all 1,000,000 shares of common stock issued and outstanding were held by APUS.

The authorized Capital of APUS on December 31, 2024, represents the Company’s capital at that date.

Net Parent Investment

Net Parent Investment represents APUS’s historical net investment in the Company and, for periods prior to the Company’s capitalization on December 1, 2025, is presented in lieu of common stock, additional paid-in capital and accumulated deficit in the accompanying standalone financial statements. During those periods the Company operated as a business of APUS and did not maintain a separate capital structure, and accordingly the components of parent equity attributable to the business are presented on a combined basis within Net Parent Investment. Net Parent Investment was $31,869 as of December 31, 2023. Activity for the year ended December 31, 2024 consisted of a net loss of $(1,389,990), resulting in a balance of $(1,358,121) as of December 31, 2024.

Net Parent Investment includes the accumulated results of operations of the business, equity-classified financing transactions completed by APUS on behalf of the business, and stock-based compensation recognized by the Company with a corresponding contribution from APUS. Activity for the period from January 1, 2025 through November 30, 2025 consisted of the conversion of related party convertible notes and accrued interest of $499,222; net proceeds from the initial public offering of $11,629,727; representative warrants of $139,388 and $161,554; advisory warrants of $898,300; stock-based compensation of $2,006,131; and a net loss of $(8,046,163), resulting in a balance of $5,930,038 at November 30, 2025.

In connection with the contribution of the BioBusiness to the Company on December 1, 2025, the Net Parent Investment balance of $5,930,038 was reclassified to common stock of $1,000 and additional paid-in capital of $5,929,038. Subsequent to that date, the Company’s equity is presented as common stock, additional paid-in capital and accumulated deficit, and no further activity was recorded within Net Parent Investment.

Transactions between the Company and APUS reflected in Net Parent Investment and additional paid-in capital were generally settled other than in cash. Related party notes payable and accrued interest of $525,929 were assigned to APUS at the contribution date as a non-cash capital contribution, and intercompany balances due to and from APUS were assigned to APUS in connection with the contribution rather than settled in cash. During the year ended December 31, 2025, the Company repaid $93,800 of related party cash advances, and a receivable from APUS of $98,500 remained outstanding at December 31, 2025.

10

Note 6 STOCK-BASED COMPENSATION

Equity Incentive Plan

The Company participates in the APUS 2024 Equity Incentive Plan (the “Plan”), under which the Company may grant stock options, restricted stock units, and other equity awards to Company employees, directors, and consultants. As of December 31, 2025, 2,096,679 shares were authorized for issuance under the Plan, of which 1,096,679 shares were granted in the form of stock options, and 1,000,000 shares were issued to executives in the form of common stock. The Plan currently maintains 0 shares available for issuance.

Stock Option Activity

	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)
Issued and outstanding, December 31, 2024	213,692	$7.33	4.45
Granted	1,096,679	$1.94	9.70
Exercised	-	-	-
Forfeited/Expired	-	-	-
Options maintained by Directors of APUS	(75,120)	$2.26	9.71
Issued and outstanding, December 31, 2025	1,235,251	$2.82	8.71
Exercisable at December 31, 2025	428,312	$4.59	6.93

Company Stock-Based Compensation Expense

	Year Ended	Year Ended
	12/31/2025	12/31/2024
Research and development	$468,329	$-
General and administrative	1,569,828	-
Total stock-based compensation	$2,038,157	$-

As of December 31, 2025, total unrecognized compensation cost related to unvested awards was $ 967,792, which is expected to be recognized over a weighted-average period of 2.56 years.

Parent Awards to Company Employees

Certain equity awards of APUS have been granted to employees who are now employees of the Company. Because there is no recharge arrangement (an agreement under which the subsidiary reimburses the parent for the cost of stock-based awards granted to the subsidiary’s employees) between APUS and the Company, the Company recognizes stock-based compensation expense associated with these awards in its statement of operations over the requisite service period. Because APUS bears the cost of these awards and the Company is not required to reimburse APUS, the Company reflects a corresponding capital contribution from APUS within equity (additional paid-in capital). Accordingly, the stock-based compensation expense is recognized in full in the Company’s statement of operations, and the related capital contribution is recognized in equity; the capital contribution does not reduce or offset the expense recognized in the statement of operations.

11

Note 7 LEASES

Operating Lease

On December 12, 2025, the Company entered into an operating lease for office space located in San Diego California, United States. The lease has a term of 3 years, commencing on January 1, 2026, and expiring on December 31, 2028. The lease provides for monthly base rent of $5,940.90, subject to annual escalation of 3%. The Company’s incremental borrowing rate used to discount the lease liability was 5%.

As of December 31, 2025, the Company had made only the initial signing payment of $18,362. Remaining future lease payments had not yet commenced.

Balance Sheet Classification

Operating Lease

December 31, 2025
Right-of-use asset, net	$187,395
Lease liability — current	$39,578
Lease liability — non-current	129,454
Total lease liability	$169,032

Lease Cost

Year Ended 12/31/2025
Operating lease cost	$-
Short-term lease cost	-
Total lease cost	$-

Future Minimum Lease Payments

Year Ending December 31, 2025	Amount
2026	$47,527
2027	67,310
2028	69,330
Thereafter	-
Total undiscounted lease payments	184,167
Less: imputed interest	(15,135)
Present value of lease liabilities	$169,032

Supplemental Information

Year Ended 12/31/2025
Cash paid for amounts included in lease liabilities	$-
Weighted-average remaining lease term (years)	2.9
Weighted-average discount rate	5.0%

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Note 8 RELATED PARTY AND INTERCOMPANY TRANSACTIONS

Related Party Transactions

On March 21, 2025, APUS received $250,000 in loan proceeds from Inscobee Inc. (“Inscobee”), a majority stockholder of the APUS, pursuant to an unsecured promissory note maturing on December 31, 2026. This Note was assumed by APUS upon effectiveness of the Merger consummated December 1, 2025.

Note 9 INCOME TAXES

Income Tax Expense (Benefit)

For the year ended December 31, 2025, the Company will file a consolidated tax return with APUS. Both APUS and the Company recorded income tax expense (benefit) of $0 for the year ended December 31, 2025, due to the net operating loss recorded by both entities.

Effective Tax Rate Reconciliation

The APUS adopted Accounting Standards Update (ASU) 2023-09, “Improvements to Income Tax Disclosures,” on a retrospective basis within its annual reporting for the year ended December 31, 2025. The adoption of ASU 2023-09 resulted in enhanced disclosures related to the effective tax-rate reconciliation, including additional disaggregation requirements prescribed by the standards.

During 2025, the APUS elected accelerated amortization under the transition provisions of the One Big Beautiful Bill Act for previously capitalized domestic research and experimental expenditures. As a result of accelerating the deduction of the remaining $252,981 of capitalized costs, the related deferred tax asset was fully reversed during the year.

	For the years ended December 31,
	2025		2024
U.S. Federal statutory tax rate	(140,961)	21.0%	$(291,898)	21.0%
State and local income tax, net of federal income tax effect
New Jersey	(38,214)	4.9%	(62,529)	4.5%
Valuation allowance	38,214	-4.9%	62,529	-4.5%
Changes in valuation allowances	140,935	-19.9%	278,165	-20.0%
Nontaxable or nondeductible items
Accretion expense	-	-	16,790	-1.2%
Other	26	0.0%	172	0.0%
Other Adjustments
Intangible true-up	-	-%	(3,228)	0.2%
Income tax	$-	0.0%	$-	0.0%

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Deferred Tax Assets and Liabilities

Deferred tax attributes arising prior to the December 1, 2025 Merger will remain with APUS. The following table shows the composition of the deferred tax assets and liabilities reflected in the financial statements presented. The deferred tax assets and liabilities at December 31, 2025, are those relating solely to Lokahi.

	December 31,
	2025	2024
Net operating loss carry forwards	$194,653	$741,321
Stock based compensation	-	151,750
Accruals	-	182,509
Capitalized research and development	-	66,117
Intangible assets	-	(824)
Fixed Assets	(14,495)	-
Right of use assets	(4,799)	-
Total deferred tax assets	175,359	-
		1,140,873
Valuation allowance	(175,359)	(1,140,873)
Net deferred tax assets	$-	$-

Lokahi has cumulative federal net operating losses of $744,945 and state net operating losses of $744,495 which do not expire but are subject to an 80% utilization against future taxable income.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of December 31, 2025, the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended December 31, 2025 and 2024. The Company did not recognize any interest or penalties during the 2025 fiscal year related to unrecognized tax benefits.

Note 10 COMMITMENTS AND CONTINGENCIES

License Agreement

On August 2, 2021, APUS entered into a business agreement with Apimeds Korea. Under the agreement, the APUS received the right to continue any clinical trial and acquire the permits and approval necessary from the U.S. Food and Drug Administration. APUS assigned its rights and obligations under this agreement to Lokahi. The Company will pay Apimeds Korea a royalty of 5% of the earnings before interest and taxes, delivered from the sale or license of LT-100 less any credits and charges, however, the royalty terms shall not apply when shares of the Company are transferred or sold through merger, acquisition, or share transfer agreement to a third party. On October 12, 2021, APUS entered into an exclusive patent license agreement with Apimeds Korea, a shareholder of APUS. Under the agreement, the Company was granted the exclusive right and license under the licensed patents to make and sell the licensed products in the United States of America. The agreement commenced on the effective date and shall remain in force for each licensed product on a licensed product-by-licensed-product basis for rights and obligations concerning the licensed patent, until the expiration of the last to expire valid claim of a licensed patent. The total consideration exchanged for the exclusive license agreement was $1 Lokahi entered into a sub license agreement with APUS for the rights to sell the LT-100 in the United States of America.

14

Legal Proceedings

In connection with the merger consummated on December 1, 2025, Alto Opportunity Master Fund B (“Alto”) purchased a senior secured convertible note from Apimeds Pharmaceuticals US, Inc. (“APUS”) in the principal amount of $10.9 million in a private placement completed in connection with that transaction. The note is an obligation of APUS. Therefore, no amounts related to the note are reflected in the accompanying financial statements.

In August 2026, counsel to Alto contacted the Company’s legal counsel regarding settlement of the amounts owed by APUS under the note, asserting that the Company may bear responsibility for those amounts on the basis that the Company was formerly a subsidiary of APUS. Alto indicated that it intends to pursue litigation against APUS, the Company, certain of their respective current and former officers and directors, and other parties. Alto has not identified the specific legal or factual basis for any claim against the Company, has not asserted a specific amount sought from the Company, and has not commenced any legal proceedings against the Company as of the date these financial statements were available to be issued.

The Company is evaluating the matter with the assistance of legal counsel. Because no claim has been formally asserted against the Company and no specifics have been provided, the Company is unable to determine whether a loss is probable or to estimate the amount or range of any reasonably possible loss. Accordingly, no liability has been recorded with respect to this matter as of December 31, 2025, or December 31, 2024. Should litigation be commenced and successfully prosecuted against the Company, an unfavorable outcome could have a material adverse effect on the Company’s financial position, results of operations and cash flows.

Future Commitments

During the year ended December 31, 2025, the Company entered into an agreement to accumulate a prepaid balance with its respective Clinical Research Organization, Prevail InfoWorks Inc, pertaining to future clinical trial execution. The total remaining obligation associated with this agreement is $1,065,405 as of December 31, 2025.

During the year ended December 31,2025 the Company entered into an agreement with Piramal Pharma Solutions, Inc. to manufacture clinical trial material for its lead Biopharmaceutical asset, Apitox.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and officers. Under these agreements, the Company may be required to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service. The Company has not incurred material costs related to these indemnification provisions and has not accrued any liabilities related to such obligations as of December 31, 2025, or December 31, 2024.

Note 11 SUBSEQUENT EVENTS

The Company has evaluated subsequent events the date on which the financial statements were available to be issued.

●	On March 30, 2026, the Company issued a $1,000,000 secured promissory note (“The 2026 Promissory Note”) to Keren Eliyahu Charitable Trust. The 2026 Promissory Note bears a non-compounding return (“The Repayment Amount”) equivalent to one hundred and ten percent (110%) of the principal amount. The 2026 Promissory Note maintains a maturity date of May 15, 2026, upon which, the Repayment Amount of $1,100,000 shall be due.

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●	In May and June 2026, the Company issued additional secured Promissory notes to Keren Eliyahu Charitable Trust in an aggregate principal amount of $5,000,000. The aggregate amount due under these notes at June 30, 2026 was $6,100,000.

●	On July 14, 2026 (the “Closing Date”), Glucotrack, Inc., a Delaware corporation (the “Acquiror”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation (“Merger Sub”), Lokahi Therapeutics, Inc., a Nevada corporation, Glucotrack Technologies Inc. (“Operating Sub”), and Paul V. Goode, solely in his capacity as representative for the Operating Sub (the “Operating Sub Representative”). The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions” and the closing of the Transactions is referred to herein as the “Closing”.

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Merger Sub or the holder of any existing common stock of the Company (the “Existing Company Common Stock”): (i) each share of common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock of the Company (the “Company Common Stock”); and (ii) each share of Existing Company Common Stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a portion of the Merger Consideration (as defined below), consisting of (A) shares of common stock, par value $0.001 per share, of the Acquiror (the “Acquiror Common Stock”), such that the aggregate number of shares of Acquiror Common Stock issued to all holders of Existing Company Common Stock equals 19.99% of the total number of shares of Acquiror Common Stock issued and outstanding as of the date of the Merger Agreement, and (B) shares of Series A convertible preferred stock, par value $0.001 per share of the Acquiror (the “Acquiror Preferred Stock”), with each holder of such shares receiving, for each share of Existing Company Common Stock held immediately prior to the Effective Time, a pro rata portion of the Merger Consideration, such that, immediately following the Effective Time, the holders of Existing Company Common Stock collectively hold, on a fully-diluted and as-converted to Acquiror Common Stock basis, 90.0% of the total issued and outstanding equity securities of the Acquiror calculated on a fully diluted basis (the “Company Allocation”); provided, however, that any dilution attributable to Bridge Shares (as defined in the Merger Agreement) and PIPE Shares (as defined in the Merger Agreement) shall be borne solely by the Company Allocation, such that Acquiror’s existing stockholders shall, in no event, hold less than 10.0% of the total issued and outstanding equity securities of the Acquiror on a fully diluted basis immediately following the Effective Time (the “Acquiror Stockholder Floor”). The shares of Acquiror Common Stock, Acquiror Preferred Stock, and Company Common Stock issued pursuant to the terms of the Merger Agreement are collectively referred to as the “Merger Consideration.

The Merger Consideration consisted of 1,311,200 shares of common stock and 785,334 shares of Series A convertible preferred stock of the Acquiror. Each share of Series A convertible preferred stock is convertible into 100 shares of common stock automatically upon stockholder approval and the approval of the Acquiror’s new listing application.

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